CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements, of our reports dated December 18, 2012, with respect to the financial statements and schedules of ING USA Annuity and Life Insurance Company included in the current report (Form 8-K).

Form	Registration Number	Prospectus
S-3	333-133076	ING USA Fixed Account I
S-3	333-158928	ING USA Fixed Account II
S-3	333-133154	ING USA Guaranteed Account
S-3	333-133155	ING GoldenSelect Guarantee Account
S-3	333-133153	ING SmartDesign Multi-Rate Index Annuity

/s/ Ernst & Young LLP

Atlanta, Georgia
December 18, 2012